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                                                                    Exhibit 99.1


Contact:     Media Relations            Investor Relations
             ---------------            ------------------
             Jon Diat                   John Andrews
             212-762-7843               212-762-8131


MORGAN STANLEY DEAN WITTER DISCLOSES IMPACT ON NET INCOME


NEW YORK, September 1, 1998 -- Morgan Stanley Dean Witter & Co. (NYSE:MWD) announced today that, while the entire Firm has continued to perform extremely well, it has been affected by the difficult conditions in global capital markets. Certain credit sensitive trading activities, and a loss in connection with an institutional leveraged emerging markets portfolio, will cause an estimated reduction in consolidated net income of $110 million for the fiscal quarter ended August 31, 1998.

Morgan Stanley Dean Witter is a global financial services firm and a market leader in securities, asset management and credit and transaction services. The Company has offices in New York, London, Tokyo, Hong Kong, and other principal financial centers around the world and has 411 securities branch offices throughout the United States.